Exhibit 2.2(c)
                                 --------------

                               ARTICLES OF MERGER
                               ------------------

                              (Profit Corporations)

The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, F.S.

First: The name and jurisdiction of the surviving corporation are:

Name                                         Jurisdiction
-----------------------------------          -------------
American Fire Retardant Corporation          Wyoming


Second: The name and jurisdiction of each merging corporation are:

Name                                         Jurisdiction
-----------------------------------          -------------
American Fire Retardant Corporation          Florida

Third: The Plan of Merger is attached.

Fourth: The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State

OR ---/---/--- (Enter a specific date. NOTE: An effective date cannot be prior to the date of filmy than 90 days in the future.)

Fifth:  Adoption  of  Merger  by  surviving  corporation  -  (COMPLETE  ONLY ONE
STATEMENT)

The Plan of Merger was adopted by the shareholders of the surviving corporation on March 17, 1999.

The Plan of Merger was adopted by the board of directors of the surviving corporation on ___ and shareholder approval was not required.

Sixth:  Adoption  of  Merger  by  merging  corporation(s)   (COMPLETE  ONLY  ONE
STATEMENT) The Plan of Merger was adopted by the shareholders of the merging corporation(s) on March 17, 1999.

The Plan of Merger was adopted by the board of directors of the merging corporation(s) on ___ and shareholder approval was not required.

                    (Attach additional sheets if necessary)

Seventh: SIGNATURES FOR EACH CORPORATION
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

Name of  Corporation          Signature                Typed or Printed  Name of  Individual & Title
--------------------          ---------                ---------------------------------------------

American Fire Retardant       /s/ Stephen F. Owens     Stephen F. Owens - President
-----------------------
Corporation - Florida


American Fire  Retardant      /s/ Angela M. Raidl      Angela M. Raidl - Secretary
------------------------
Corporation - Florida



American  Fire Retardant      /s/ Stephen F. Owens     Stephen F. Owens - President
------------------------
Corporation - Wyoming


American Fire Retardant       /s/ Angela M. Raidl      Angela M. Raidl - Secretary
-----------------------
Corporation - Wyoming

                                     Page 2